UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 14, 2010
Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647
(Address of principal executive offices)

(201) 750-2646
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in The Registrant's Certifying Accountant.

The Audit Committee of the Board of Directors of Elite Pharmaceuticals, Inc (“Company”) regularly reviews the selection of the Company’s independent registered public accounting firm.  On January 14, 2010, after an extensive evaluation process the Audit Committee engaged Demetrius & Company, LLC (“Demetrius”) as its new independent registered public accounting firm and dismissed Rosen Seymour Shapss Martin & Company LLP (“Rosen”) as the Company’s independent registered public accounting firm.

The reports of Rosen on the Company’s consolidated financial statements for the fiscal year ended March 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended March 31, 2009, and in the subsequent interim period from April 1, 2009 through and including January 14, 2010, there were no disagreements with Rosen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Rosen’s satisfaction, would have caused Rosen to make reference to the subject matter of the disagreement in connection with its report. During the fiscal year ended March 31, 2009, and in the subsequent interim period from April 1, 2009 through and including January 14, 2010, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has requested Rosen to furnish a letter addressed to the Securities and Exchange Commission stating whether Rosen agrees with the above statements. A copy of that letter, dated January 14, 2010, is filed as Exhibit 16.2 to this Form 8-K.

During the fiscal year ended March 31, 2009, and in the subsequent interim period from April 1, 2009 through and including January 14, 2010, the Company did not consult Demetrius with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
16.2	Letter from Rosen Seymour Shapss Martin & Company LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELITE PHARMACEUTICALS, INC.

Dated: January 14, 2010	By:	/s/ Chris Dick
Name: Chris Dick
Title: President & Chief Operating Officer

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